Exhibit 10.4E

Restricted Stock Unit Award (Cash-Settled) #___

CONSTRUCTION PARTNERS, INC.
2018 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD CERTIFICATE

THIS IS TO CERTIFY that Construction Partners, Inc., a Delaware corporation (the “Company”), has granted you (the “Participant”) hypothetical units of Common Stock (“Restricted Stock Units”) under the Construction Partners, Inc. 2018 Equity Incentive Plan (the “Plan”), as set forth below. Each cash-settled Restricted Stock Unit granted to you has a notional value equivalent to one share of the Company’s Common Stock for purposes of determining the value of the cash payment to be made pursuant to the settlement of this Award.

This Award is subject to all the terms and conditions set forth in this this Restricted Stock Unit Award Certificate (this “Certificate”), the Plan, and the Restricted Stock Unit Agreement, attached hereto as Exhibit A (the “Agreement”), each of which are incorporated by reference into this Certificate. Capitalized terms that are not defined in the Certificate shall have the meanings given to them in the Agreement, and if not defined in the Agreement, the meanings given to them in the Plan.

Name of Participant:
Address of Participant:
Number of Restricted Stock Units:
Date of Grant:
Vesting Commencement Date:
Settlement Method:	Cash-Settled
Settlement Date:	Vested Units (as defined in the Agreement) shall be settled and paid to the Participant on or as soon as practicable following the applicable vesting date (but in any event, within sixty (60) days following the date on which the Restricted Stock Units vest).
Vesting Schedule:	Date	Percentage/Number of Vested Restricted Stock Units

By your signature and the signature of the Company’s representative below, you and the Company agree to be bound by all of the terms and conditions of this Certificate and the accompanying Agreement and the Plan (both incorporated herein by this reference as if set forth in full in this document). By executing this Certificate, you hereby irrevocably elect to accept the Restricted Stock Unit rights granted under this Certificate and the related Agreement and to receive the Restricted Stock Units designated above subject to the terms of the Plan, this Certificate and the Agreement.

You acknowledge and agree that this Award does not constitute an express or implied promise of your continued engagement as an employee, officer, director or other service provider for the vesting period, for any period, or at all, and shall not interfere with your right or the Company’s right to terminate your employment or service relationship with the Company or any Affiliate at any time, with or without Cause.

You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and the Award.

This Certificate may be executed in duplicate counterparts, the production of either of which shall be sufficient for all purposes for the proof of the binding terms of this Award.

PARTICIPANT Name: _______, an individual Dated: ______________________________	CONSTRUCTION PARTNERS, INC. By: Title: Dated: _______________________________

EXHIBIT A

CONSTRUCTION PARTNERS, INC.
2018 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (the “Agreement”), is entered into on the Date of Grant, subject to the Participant’s acceptance of the terms of the Agreement evidenced by the Participant’s signature on the Restricted Stock Unit Award Certificate accompanying this Agreement (the “Certificate”), by and between Construction Partners, Inc., a Delaware corporation (the “Company”), and the Participant named in the Certificate.

Under the Construction Partners, Inc. 2018 Equity Incentive Plan (the “Plan”), the Administrator has authorized the grant to the Participant of the number of Restricted Stock Units set forth in the Certificate (the “Award”), under the terms and subject to the conditions set forth in this Agreement, the Certificate and the Plan. Unless otherwise defined herein, the capitalized terms used herein shall have the meanings given to them in the Certificate, and if not defined in the Certificate, the meanings ascribed to them in the Plan.

NOW, THEREFORE, in consideration of the premises and the benefits to be derived from the mutual observance of the covenants and promises contained in this Agreement and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Basis for Award. This Award is granted under the Plan for valid consideration provided to the Company by the Participant. By the Participant’s execution of the Certificate, the Participant agrees to accept the Award granted under the Certificate and this Agreement and to receive the Restricted Stock Units designated in the Certificate subject to the terms of the Plan, the Certificate and this Agreement.

2. Restricted Stock Units Awarded. The Company hereby awards and grants to the Participant the number of Restricted Stock Units set forth in the Certificate. Each Restricted Stock Unit represents a right to receive the cash-equivalent value of one Share from the Company, and any Dividend Equivalents (as defined below) credited to the Participant’s Restricted Stock Unit Account (as defined below) with respect to that Share, upon vesting of the Restricted Stock Unit as provided in Section 3 below. Vested Units will be settled as provided in Section 5 below. The Company shall establish and maintain an account (the “Restricted Stock Unit Account”) for the Participant and will credit that account for the number of Restricted Stock Units granted to the Participant and for any Dividend Equivalents as provided in Section 4 below. The notional value of each Restricted Stock Unit on any given date will equal the Fair Market Value of one Share on that date.

3. Vesting. The Restricted Stock Units will vest in accordance with the Vesting Schedule set forth in the Certificate, on condition that the Participant is in Continuous Service on each vesting date (such Restricted Stock Units that become vested, the “Vested Units”). If the Participant ceases Continuous Service for any reason prior to vesting, the Participant will immediately forfeit all unvested Restricted Stock Units (the “Unvested Units”) and any Dividend Equivalents credited to the Restricted Stock Unit Account, at no cost to the Company, and the Participant will have no rights with respect to any Unvested Units or Dividend Equivalents so forfeited.

4. Dividend Equivalents. If the Company pays any cash dividend on its outstanding Common Stock for which the record date occurs after the Date of Grant, the Administrator will credit the Participant’s Restricted Stock Unit Account as of the dividend payment date in an amount equal to the amount of the dividend paid by the Company on a single Share multiplied by the number of Unvested Units under this Award as of that record date (“Dividend Equivalents”). Dividend Equivalents will be subject to the vesting requirements of Section 3 of this Agreement. No Dividend Equivalent will vest or be paid to the Participant unless and until the corresponding Restricted Stock Unit vests and is settled.

5. Settlement. Subject to the satisfaction of the withholding provisions in Section 8 below, the Company will settle the Restricted Stock Units on the Settlement Date or Dates set forth in the Certificate by paying to the Participant the cash-equivalent value of one Share for each Restricted Stock Unit that has satisfied all vesting requirements on that Settlement Date (and become a Vested Unit) and cash in the amount of any Dividend Equivalents credited to the Restricted Stock Unit Account with respect to that Vested Unit. On settlement, the Vested Units, and any related Dividend Equivalents, will cease to be credited to the Restricted Stock Unit Account. If the Certificate does not specify a Settlement Date, the applicable Settlement Date will be the applicable vesting date set forth in the Vesting Schedule, and the Vested Unit shall be settled and paid to the Participant on or as soon as practicable following the applicable vesting date (but in any event, within sixty (60) days following the date on which the Restricted Stock Units vest).

6. Restrictions on Transfer. Until the applicable Settlement Date, the Award, including Restricted Stock Units and any related Dividend Equivalents credited to the Restricted Stock Unit Account may not be pledged, hypothecated or transferred in any manner other than by will or by the applicable laws of descent and distribution, or if approved in writing by the Administrator, by gift or domestic relations order to a Permitted Transferee, provided that the Restricted Stock Units and any related Dividend Equivalents credited to the Restricted Stock Unit Account will remain subject to the terms of the Plan, the Certificate and this Agreement. Upon any attempt to pledge, hypothecate, transfer or otherwise dispose of the Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, the Award and the rights and privileges conferred hereby immediately will become null and void.

7. Adjustments. The number of Restricted Stock Units covered by the Award shall be subject to adjustment in accordance with Section 14 of the Plan.

8. Tax Withholding. As a condition to settlement under Section 5, on or before the date on which any of the Restricted Stock Units vest the Participant must pay to the Company any federal, state or local taxes required by law to be withheld with respect to the Restricted Stock Units, and any Dividend Equivalents then credited to the Restricted Stock Unit Account, that vest. In addition to the Company’s right to withhold from any compensation paid to the Participant by the Company, including the Participant may provide for payment of withholding taxes in full by cash or check or, if the Administrator permits, by one or more of the alternative methods of payment set forth in the Plan.

9. No Right to Continued Service. Nothing in this Agreement or the Plan imposes or may be deemed to impose, by implication or otherwise, any limitation on any right of the Company or its Affiliates to terminate the Participant’s Continuous Service at any time.

10. Representations and Warranties of the Participant. The Participant represents and warrants to the Company as follows:

(a) Acknowledgement and Agreement to Terms of the Plan. The Participant acknowledges receipt of a copy of the Plan, the Certificate, this Agreement and the prospectus dated April 1, 2018 covering the Shares reserved for issuance under the Plan. The Participant has read and understands the terms of the Plan, the Certificate and this Agreement and agrees to be bound by their terms and conditions. The Participant acknowledges that there may be adverse tax consequences on the vesting and settlement of the Restricted Stock Units and any Dividend Equivalents, and that the Participant should consult a tax advisor before such time. The Participant agrees to sign such additional documentation as the Company may reasonably require from time to time.

(b) Compliance with Laws. Notwithstanding any of the provisions hereof, the Participant hereby agrees that the Company will not be obligated to settle any Restricted Stock Units and make payment to the Participant if such settlement and payment shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Administrator shall be final, binding, and conclusive. The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules, and regulations.

11. No Interest in Company Assets. All amounts credited to the Participant’s Restricted Stock Unit Account under this Agreement will continue for all purposes to be part of the general assets of the Company. The Participant’s interest in the Restricted Stock Unit Account will make the Participant only a general, unsecured creditor of the Company.

12. No Stockholder Rights before Issuance. The Participant will have no right, title or interest in, nor be entitled to vote or to receive distributions in respect of, nor otherwise be considered the owner of, any of the Shares covered by the Restricted Stock Units. Except as otherwise provided in Section 4 and Section 7, no adjustment shall be made for dividends or other rights for which the record date is prior to the settlement of any Restricted Stock Units subject to the Award.

13. General Terms.

(a) Interpretation. Any dispute regarding the interpretation of the Certificate, this Agreement or the Plan must be submitted by the Participant or the Company to the Administrator for review. The Administrator’s resolution of such dispute will be final and binding on the Company and the Participant. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Certificate.

(b) Entire Agreement. The Plan and the Certificate are incorporated in this Agreement by reference, and the Participant hereby acknowledges that a copy of each has been made available to the Participant. This Agreement, the Certificate and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof. Each party to this Agreement and the Certificate acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement, the Certificate or the Plan and that any agreement, statement, or promise that is not contained in this Agreement, the Certificate or the Plan shall not be valid or binding or of any force or effect. In the event of a conflict or inconsistency between the terms and conditions of this Agreement, the Certificate and the Plan, the Plan will govern.

(c) Claims. The Participant’s sole remedy for any Claim (as defined below) shall be against the Company, and the Participant shall not have any claim or right of any nature against any Affiliate of the Company or any stockholder or existing or former director, officer or employee of the Company or any Affiliate. The foregoing individuals and entities (other than the Company) shall be third-party beneficiaries of this Agreement for purposes of enforcing the terms of this Section 13(c). For purposes of this Agreement, the term “Claim” means any claim, liability or obligation of any nature, arising out of or relating to the Plan or an alleged breach of the Plan, this Agreement or the Certificate.

(d) Modification. The Certificate and this Agreement may be modified only in writing signed by both parties; provided, however, that the Company may change or modify this Agreement or the Certificate without the Participant’s consent or signature if the Administrator determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with any applicable laws, including, without limitation (i) compliance with or exemption from the requirements of Section 409A (as defined below), (ii) compliance with any federal or state securities laws, or (iii) compliance with the rules of any exchange or inter-dealer quotation system on which the Company’s Shares are listed or quoted. Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.

(e) Notices. Any notice required under this Agreement to be delivered to the Company must be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to the Participant must be in writing and addressed to the Participant at the address indicated on the Certificate or to such other address as the Participant designates in writing to the Company. All notices will be deemed to have been delivered: (i) on personal delivery, (ii) five days after deposit in the United States mail by certified or registered mail (return receipt requested), (iii) two business days after deposit with any return receipt express courier (prepaid) or (iv) one business day after transmission by fax or email.

(f) Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding on and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement is binding on the Participant and the Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

(g) Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any Claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

(h) Section 409A. The Award is intended to be exempt from or comply with the requirements of Section 409A of the Code and the rules and regulations issued thereunder (“Section 409A”) and shall be construed accordingly. Notwithstanding any other provision of this Agreement, the Certificate or the Plan to the contrary, with respect to any payments and benefits to which Section 409A applies, if the Participant is a “specified employee,” within the meaning of Section 409A, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable during the six-month period immediately following the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i), shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant’s separation from service or the Participant’s death.

(i) Recovery of Compensation. In accordance with Section 16(k) of the Plan, the Company may recoup all or any portion of any Shares or cash paid to the Participant in connection with the Award, as set forth in therein and in the Company’s clawback policies, as in effect from time to time.

(j) Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement, and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

(k) Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

(l) Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

(m) Governing Law. This Agreement is governed by and to be construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law principles. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then that provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.